UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2025
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
877-208-9991
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	The Nasdaq Stock Market LLC

Item 8.01. Other Events.
The court overseeing In re: Keurig Green Mountain Single-Serve Coffee Antitrust Litigation (the “Multidistrict Antitrust Litigation”), currently pending in the U.S. District Court for the Southern District of New York (“SDNY”), has denied the direct purchaser plaintiffs’ motion for class certification, finding that the plaintiffs did not meet the federal requirements to pursue their case on a classwide basis. The direct purchaser plaintiffs had claimed more than $3 billion of classwide monetary damages. The direct purchaser plaintiffs have filed a petition with the United States Court of Appeals for the Second Circuit, seeking to appeal the SDNY court’s decision. See Note 15 to Keurig Dr Pepper Inc.’s (the “Company”) Form 10-Q filed on October 28, 2025 for further information related to this litigation.
The Company intends to continue vigorously defending the direct purchaser plaintiffs’ appeal and the remaining lawsuits in the Multidistrict Antitrust Litigation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: November 21, 2025	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary